EXHIIBIT 4.1

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO DATA SYSTEMS & SOFTWARE INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Void after 5:00 P.M. New York City time on the last day of the Exercise Period,

as defined in this Warrant

COMMON STOCK PURCHASE WARRANT
OF
DATA SYSTEMS & SOFTWARE INC.

This is to certify that, FOR VALUE RECEIVED, ______________________________ (the “Holder”), is entitled to purchase, subject to the provisions of this Warrant, from DATA SYSTEMS & SOFTWARE INC., a Delaware corporation (the “Company”), at an exercise price per share of Two Dollars and Seventy-eight Cents ($2.78), subject to adjustment as provided in this Warrant (the “Warrant Exercise Price”), __________________ (___________) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”). The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as the “Warrant Shares.”

1.  ISSUANCE OF WARRANT/DEFINITIONS. This Warrant is being issued pursuant to that certain Subscription Agreement between the Company and the Holder (the “Subscription Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Subscription Agreement or the Memorandum (hereinafter defined). In addition, the following terms shall have the meanings set forth below:

“Convertible Securities” shall mean evidences of indebtedness, shares of stock or other securities, which are convertible into or exchangeable, with or without payment of additional consideration in cash and/or property, for shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

“Exercise Period” shall mean the period commencing on the date hereof and ending at 5:00 p.m., Eastern Time on July 13, 2011.

“Fair Market Value” of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

(a) If the Company's Common Stock is traded on an exchange, then the closing or last sale price, reported for the last business day immediately preceding the Determination Date.

(b) If the Company's Common Stock is not traded on an exchange but is traded on the NASD OTC Bulletin Board, the Pink Sheets, or other public trading market, then the mean of the average of the closing bid and asked prices on such market reported for the last business day immediately preceding the Determination Date.

“Memorandum” shall mean the Company’s Confidential Private Placement Memorandum dated as of June 12, 2006 (as amended or supplemented, and together with all exhibits attached thereto).

“Permitted Issuances” shall mean (i) Common Stock issuable or issued to employees, consultants, officers, directors, or advisors of the Company directly or pursuant to a stock purchase plan or other compensation arrangement approved by the Board of Directors of the Company which are issued at fair market value at the date of issuance, (ii) capital stock, debt instruments convertible into capital stock or warrants or options to purchase capital stock issued in connection with bona fide acquisitions, mergers, or purchases, corporate partnering agreements, joint ventures or similar transactions, the terms of which are approved by the Board of Directors of the Company, and (iii) Common Stock issued or issuable upon exercise or conversion of any warrants, options or any other securities exercisable or exchangeable for, or convertible into shares of Common Stock outstanding as of June 7, 2006.

“Placement” means the private placement by the Company of of Common Stock and Warrants, including this Warrant, as described in the Memorandum.

“Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

2. EXERCISE OF WARRANT.

(a) This Warrant may be exercised in whole or in part at any time or from time to time from the date hereof until the end of the Exercise Period by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Warrant Exercise Price (or in certain events, by “cashless” exercise as provided in Sections 2(b) and 2(c) below) for the number of shares of Common Stock specified in such form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the balance of the shares of Common Stock purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then actually be delivered to the Holder. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within five (5) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof or, subject to Section 10 hereof, as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates (with appropriate restrictive legends, as applicable) for the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock to which the Holder shall be entitled upon exercise. All issuances of Common Stock pursuant to the exercise of this Warrant shall be rounded down to the nearest whole share.

(b) If a Registration Statement (as defined in the Subscription Agreement) is effective and the Holder may utilize it to sell the Warrant Shares, this Warrant may be exercisable in whole or in part for cash only as set forth in Section 2 above. Commencing six months after the Closing Date, if no such Registration Statement is then effective, then commencing six months after the Closing Date, payment upon exercise may be made at the option of the Holder either in (i) cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Warrant Exercise Price, (ii) by surrender of all or a portion of this Warrant in accordance with Sections 2(b) and 2(c) below ("cashless exercise") or (iii) by a combination of any of the foregoing methods, for the number of Common Stock specified in such form and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided herein.

   (c) If the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below) and no Registration Statement relating to the shares of Common Stock underlying this Warrant is effective, in lieu of exercising this Warrant for cash, the holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Subscription Form, in which event the Company shall issue to the holder a number of shares of Common Stock computed using the following formula:

X = Y (A-B)
           A

Where X= the number of shares of Common Stock to be issued to the Holder

Y=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A=	the Fair Market Value of one share of the Company’s Common Stock (at the date of such calculation)

B=    Warrant Exercise Price (as adjusted to the date of such calculation)

(d) Call Provision. If at anytime during the Exercise Period the volume weighted average price for each of 20 consecutive Trading Days (the "Measurement Period") exceeds $5.00 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like) (the "Threshold Price"), then the Company may, within five Trading Days of the end of such period, call for cancellation of all or any portion of this Warrant for which a Notice of Exercise has not yet been delivered (such right, a "Call"). To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a "Call Notice"), indicating therein the portion of unexercised portion of this Warrant to which such notice applies. If the conditions set forth below for such Call are satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of this Warrant subject to such Call Notice for which a Notice of Exercise shall not have been received by the Call Date will be cancelled at 6:30 p.m. (New York City time) on the 20th Trading Day after the date the Call Notice is received by the Holder (such date, the "Call Date"). Any unexercised portion of this Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice. In furtherance thereof, the Company covenants and agrees that it will honor all Notice of Exercise with respect to Warrant Shares subject to a Call Notice that are tendered through 6:30 p.m. (New York City time) on the Call Date. The parties agree that any Notice of Exercise delivered following a Call Notice shall first reduce to zero the number of Warrant Shares subject to such Call Notice prior to reducing the remaining Warrant Shares available for purchase under this Warrant. Subject to the provisions of this Section 2(f), the Company may deliver subsequent Call Notices for any portion of this Warrant for which the Holder shall not have delivered a Notice of Exercise. Notwithstanding anything to the contrary set forth in this Warrant, the Company may not deliver a Call Notice or require the cancellation of this Warrant (and any Call Notice will be void), unless, from the beginning of the 20th consecutive Trading Days used to determine whether the Common Stock has achieved the Threshold Price through the Call Date, (i) the Company shall have honored in accordance with the terms of this Warrant all Notices of Exercise delivered by 6:30 p.m. (New York City time) on the Call Date and (ii) the Registration Statement shall be effective as to all Warrant Shares and the prospectus thereunder available for use by the Holder for the resale of all such Warrant Shares. The Company's right to Call the Warrant shall be exercised ratably among the Holders based on each Holder's initial purchase of Common Stock pursuant to the Purchase Agreement.

(e) Common Stock Legend. The Holder acknowledges and agrees that until such time as the Warrant Shares has been registered and sold in accordance with an effective registration statement, or pursuant to an exemption from registration, certificates and other instruments representing any of the Warrant Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such securities):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO DATA SYSTEMS & SOFTWARE INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

3. RESERVATION OF SHARES/FRACTIONAL SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of Common Stock as shall be required for issuance and delivery upon exercise of this Warrant. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. Instead, the Company will round up to the nearest whole share.

4. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Warrant to the Company for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any applicable transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation of this Warrant at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term “Warrant” as used herein includes any Warrants into which this Warrant may be divided or for which it may be exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, (and, in the case of loss, theft or destruction, of a reasonably satisfactory surety bond), and upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone; provided, however, that if the original Warrant shall be presented for transfer by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code), then in addition to any rights on the surety bond or indemnity, the Company may recover the new Warrant in accordance with the provisions of Section 8-405 of the Uniform Commercial Code.

5. RIGHTS AND OBLIGATIONS OF THE HOLDER. The Holder shall not, by virtue of this Warrant, be entitled to any rights of a stockholder of the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein. In addition, no provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

6. ANTI-DILUTION PROVISIONS.

The Warrant Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant, shall be subject to adjustment as follows. The Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this Section 6 at the time of such event:

(a)  Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

(i)  take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

(ii)  subdivide or reclassify its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii)  combine or reclassify its outstanding shares of Common Stock into a smaller number of shares of Common Stock or otherwise effect a reverse stock split, then:

(A) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event, would own or be entitled to receive after the happening of such event, and (B) the Warrant Exercise Price shall be adjusted to equal: (x) the Warrant Exercise Price immediately prior to such event multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (y) the number of shares for which this Warrant is exercisable immediately after such adjustment.

(b)  Certain Other Distributions and Adjustments.

(i)  If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

(A)  cash,

(B)  any evidences of its indebtedness, any shares of its capital stock or any other securities or property of any nature whatsoever (other than Convertible Securities or shares of Common Stock), or

(C)  any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than Convertible Securities or shares of Common Stock), then, in the case of (A) the Warrant Exercise Price shall be reduced by the amount of such cash dividend when paid, or in the case of (B) or (C) the Warrant Holder shall be given notice as provided by Section 8 of this Warrant and the opportunity to exercise the Warrant prior to any such distribution.

A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock and in such event the Holder shall be entitled to receive such distribution as if the Holder had exercised this Warrant and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 6(a).

(c)  Issuance of Additional Shares of Common Stock.

(i) Except in connection with Permitted Issuances, if, at any time prior to the date which is six months from the original issue date of this Warrant (the “Issuance Date”), the Company shall issue or sell any shares of Common Stock for no consideration or for consideration in an amount per share of Common Stock less than the Share Price (as defined in the Subscription Agreement) (a “Discounted Price”), the Warrant Exercise Price then in effect shall immediately, and without any further action by the Company or the Holder required, be adjusted, concurrently with such issuance, to a price equal to 105% of the Discounted Price.

(ii)  The provision of paragraph (i) of this Section 6(c) shall not apply to any issuance of shares of Common Stock for which an adjustment is provided under Section 6(a) or 6(b). No adjustment of the number of shares of Common Stock for which this Warrant shall be exercisable shall be made under paragraph (i) of this Section 6(c) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 6(d).

(d)  Issuance of Warrants or Other Rights.

(i)  Except in connection with any Permitted Issuances, if at any time prior to the date that which is six months from the Issuance Date, the Company shall distribute to the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any shares of Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Exercise Price, then the Warrant Exercise Price shall be adjusted to such price. No further adjustment of the Warrant Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issuance of such Common Stock upon such conversion or exchange of such Convertible Securities.

(e)  Superseding Adjustment. If at any time after any adjustment of the Warrant Exercise Price shall have been made pursuant to Section 6(d) as the result of any issuance of warrants, rights or other Convertible Securities,

(i)  such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

(ii)  the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event, then for each outstanding Warrant such previous adjustment shall be rescinded and annulled and the shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a re-computation shall be made of the effect of the issuance of such rights or options or other Convertible Securities on the basis of:

(A)  treating the number of shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

(B) treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or rights or other convertible Securities; whereupon a new adjustment of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Exercise Price(s) shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

(f)  No adjustment in the Warrant Exercise Price shall be required unless such adjustment would require an increase or decrease of at least One Cent ($0.01) in such price; provided, however, that any adjustments which by reason of this Section 6(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6(f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(g)  The Company may retain a firm of independent public accountants of recognized standing selected by the Board (who may be the regular accountants employed by the Company) to make any computation required by this Section 6.

(h)  In the event that at any time, as a result of an adjustment made pursuant to Section 6(a), (b) or (c) of this Warrant, the Holder of any Warrant thereafter shall become entitled to receive any shares of the Company’s capital stock, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 6(a) through (h), inclusive, of this Warrant.

(i)  Notwithstanding the foregoing, no adjustment pursuant to this Section 6 shall be effected due to, or as a result of, any Permitted Issuances.

7. OFFICER’S CERTIFICATE. Whenever the Warrant Exercise Price(s) shall be adjusted as required by the provisions of Section 6 of this Warrant, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer’s certificate showing the adjusted Warrant Exercise Price(s) and the adjusted number of shares of Common Stock issuable upon exercise of this Warrant, determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer’s certificate shall be forwarded to the Holder in the manner provided in Section 12 hereof.

8. NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (a) if the Company shall pay any dividend or make any distribution upon Common Stock, or (b) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights, or (c) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another entity, tender offer transaction for the Company’s Common Stock, sale, lease or transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, or (d) if the Company shall file a registration statement under the Securities Act, on any form other than on Form S-4 or S-8 or any successor form, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least ten (10) days prior to the date specified in clauses (a), (b), (c) or (d), as the case may be, of this Section 9 a notice containing a brief description of the proposed action and stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights, or (ii) such reclassification, reorganization, consolidation, merger, tender offer transaction, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, or (iii) such registration statement is to be filed with the SEC.

9. RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing or surviving corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance of all or substantially all of the assets of the Company, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that (i) the Holder shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which could have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, and (ii) the successor or acquiring entity shall expressly assume the due and punctual observance and performance of each covenant and condition of this Warrant to be performed and observed by the Company and all obligations and liabilities hereunder (including but not limited to the provisions of Section 6 regarding the increase in the number of Warrant Shares potentially issuable hereunder). Any such provision shall include provision for adjustments which shall be as nearly equivalent as possible to the adjustments provided for in this Warrant. The foregoing provisions of this Section 9 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issuance of Common Stock covered by the provisions of Section 6 of this Warrant.

10. TRANSFER TO COMPLY WITH THE SECURITIES ACT. This Warrant, the Warrant Shares or any other security issued or issuable upon the exercise of this Warrant may not be sold or otherwise disposed of except as follows:

(a) to a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt by the Company of an agreement of such person to comply with the provisions of this Section 10 with respect to any resale or other disposition of such securities, which agreement shall be satisfactory in form and substance to the Company and its counsel; or

(b) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition.

11. GOVERNING LAW; JURISDICTION. The corporate laws of the State of New York shall govern all issues concerning the relative rights of the Company and its stockholders. All issues concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof. The parties hereto agree that venue in any and all actions and proceedings related to the subject matter of this Warrant shall be in the state and federal courts in and for New York, New York, which courts shall have exclusive jurisdiction for such purpose, and the parties hereto irrevocably submit to the exclusive jurisdiction of such courts and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. Service of process may be made in any manner recognized by such courts. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

12. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. (New York City time) on a Business Day, (b) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 5:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (c) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company: Data Systems & Software Inc.
200 Route 17
Mahwah, NJ 07430
Attn: John A. Moore
President and Chief Executive Officer

With a copy to:  Eilenberg & Krause LLP
11 East 44 th Street
New York, NY 10017
Attn: Sheldon Krause, Esq.

If to the Holder: To the address set forth in the records of the Company

13.  PAYMENT OF TAXES. The Company will pay the cost of all applicable documentary stamp taxes, if any, attributable to the issuance of shares of Common Stock underlying this Warrant upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificate for shares of Common Stock underlying this Warrant in a name other that of the Holder. The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving shares of Common Stock underlying this Warrant upon exercise hereof.

14. INCONSISTENCIES. To the extent there are any inconsistencies between the terms and provisions of this Warrant and the terms and provisions of the Subscription Agreement or the Memorandum, the terms and provisions of this Warrant shall govern and be controlling.

15. WARRANT SOLICITATION FEE. The Company has agreed that First Montauk Securities Corp. (“FMSC”), a registered broker dealer, shall be entitled to a fee of five percent (5%) with respect to the exercise of any Warrant or portion thereof which is exercised by the Holder pursuant to the efforts of FMSC.

[Signature Page Follows]

IN WITNESS WHEREOF, this Warrant has been duly executed as of this 31st day of July, 2006.

DATA SYSTEMS & SOFTWARE INC.

By: ____________________________________
Name: John A. Moore
Title: President and Chief Executive Officer

Exhibit A

FORM OF EXERCISE NOTICE
(To be signed only on exercise of Warrant)

TO: Data Systems & Software Inc.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___ shares of the Common Stock covered by such Warrant; or

___the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Sections 2(b) and (c) of this Warrant.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

___ $__________ in lawful money of the United States; and/or

___ the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

___ the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Sections 2(b) and (c) thereof.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ______________________________ whose address is _______________________________________ _____________________________________________________________________________________

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act") or pursuant to an exemption from registration under the Securities Act.

Dated:___________________           _____________________________________________
                                                              (Signature must conform to name of holder
                           as specified on the face of the Warrant)

___________________________________________
(Print or Type Name)

                                _________________________________________
(Address)

    ___________________________________________
    (Social Security or Tax I.D. Number)

The holder acknowledges that the exercise of the warrant has been solicited by First Montauk Securities Corp. and that First Montauk securities Corp. shall be entitled to a warrant solicitation fee of 5% of the exercise proceeds.

ASSIGNMENT FORM

FOR VALUE RECEIVED, _______________________________________ hereby sells, assigns and transfer unto:

Name:   _______________________________________________
(Please typewrite or print in block letters)

Address:  _______________________________________________

          _______________________________________________

Social Security or Employer Identification No.:__________________________

The right to purchase Common Stock represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint __________________________________ as attorney to transfer the same on the books of the Company with full power of substitution.

Dated: _________________, 200_.

Signature:___________________________

Signature Guaranteed:

___________________________________